Exhibit 10.2

Non-Competition Agreement

This Stockholder Agreement (“Agreement”) is made as of April 27, 2015 (“Effective Date”) by and among Autobytel Inc., a Delaware corporation (“Company”) and AutoWeb, Inc., a Delaware corporation (“AutoWeb”). The Company and AutoWeb are referred to herein collectively as the “Parties” and sometimes each individually as a “Party.”

Background

The Parties previously entered into that certain Contribution Agreement effective as of September 18, 2013 (the “Contribution Agreement”), including a non-competition provision set forth in Section 5.03 thereof (the “Non-Compete Clause”). The Parties agree that the restrictive covenants of the Non-Compete Clause applied only to Company, and now agree to also bind AutoWeb to certain non-competition restrictions in favor of Company pursuant to this Agreement and that doing so better and more equitably reflects, fosters and facilitates the business relationship between the Parties.

           In consideration of the mutual promises and covenants set forth herein, the Parties hereto further agree as follows:

Article I
Definitions

As used in this Agreement, the following defined terms shall have the meanings ascribed below:

“Advisory Services” means the advisory services to be provided by Company to AutoWeb pursuant to Article II of this Agreement.

“Affiliate” means (i) an Affiliate as defined in the NOL Plan; and (ii) with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.

“AHL” means Auto Holdings Ltd, a British Virgin Islands business company.

"Associate" shall be as defined in the NOL Plan.

“Automotive Field” means the automotive industry and all related products and services within the automotive industry, including without limitation, manufacturing, sales and distribution (including automotive manufacturers and dealers) of automobiles, financing of automobiles, automobile warranties, automobile insurance, automobile parts and accessories, and automobile service and repairs.

“Automotive Leads” shall mean the electronic record, whether fulfilled or delivered by online internet-based systems, SMS or similar messaging systems, telephonic systems, or any other electronic means with the combination of a consumer’s information and any vehicle information for the purpose of furthering the consumer’s interest in any service or product within the Automotive Field.

“AutoWeb Business” means AutoWeb’s business in developing, providing and marketing a high-intent and quality-price-driven pay-per-click (PPC) auction-driven advertising platform for automobile manufacturers.

“Beneficial Ownership” shall be as defined in the NOL Plan.

“Change in Control” means with respect to any Person the first to occur of any of the following (in one transaction or a series of related transactions): (i) consummation of a sale of, directly or indirectly, all or substantially all of the Person’s assets, (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Person under an employee benefit plan of the Person, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Person representing 50% or more of (A) the outstanding equity securities of the Person or (B) the combined voting power of the Person's then outstanding securities, or (iii) the Person is party to a consummated merger or consolidation which results in the voting securities of the Person outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Person or such surviving or other entity outstanding immediately after such merger or consolidation.

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Company Business” means the origination, sale, licensing or distribution of Automotive Leads.

“Confidential Information” means (i) Company’s trade secrets, business plans, strategies, methods and/or practices; (ii) Company’s software, technology, computer systems architecture and network configurations; (iii) any other information relating to Company that is not generally known to the public, including information about Company’s personnel, products, customers, suppliers, financial information, marketing and pricing strategies, services or future business plans; (iv) material, non-public information related to Company; and (v) any and all analyses, compilations, studies, notes or other materials prepared which contain or are based on other Confidential Information of Company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Electronic Transmission” means a communication (i) delivered by facsimile, telecommunication or electronic mail when directed to the facsimile number of record or electronic mail address of record, respectively, which the intended recipient has provided to the other party for sending notices pursuant to the Agreement and (ii) that creates a record of delivery and receipt that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any:  (i) nation, state, county, city, town, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; (v) stock exchange or quotation service; (vi) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature; (vii) arbitrator or mediator; or (viii) any official or authorized representative of any of the foregoing.

“Group” shall have the meaning set forth in Section 13(d)(3) of the Exchange Act and Rule 13d-5 of the General Rules and Regulations under the Exchange Act.

“Law” means any federal, state, local, municipal, foreign, international, multinational, or other order, constitution, law, ordinance, principle of common law, regulation, statute, rule, treaty, permit, license, certificate, judgment, Order, decree, award or other decision or requirement of any arbitrator or Governmental Authority.

“NOL Plan” means the Company’s Tax Benefit Preservation Plan dated as of May 26, 2010, which plan was amended by Amendment No. 1 to Tax Benefit Preservation Plan dated as of April 14, 2014.

“Order” means any judgment, decision, order, injunction, decree, award, or writ of any Governmental Authority.

“Person” shall be as defined in the NOL Plan.

“Representative” means, as to any Person, such Person's Affiliates and its and their directors, officers, employees, agents, representatives, debt and equity financing sources, and advisors (including, without limitation, financial and investment banking advisors, attorneys, consultants, counsel and accountants and any representatives of such advisors).

“Restrictions Period” means the period commencing on the Effective Date and ending on the second anniversary of the Effective Date.

Article II
Advisory Services

In consideration of AutoWeb entering into this Agreement, the Company will make available to AutoWeb various members of the Company’s operational management team to confer with AutoWeb’s management with respect to the AutoWeb Business.  The amount of time for such advisory services shall not exceed more than one (1) hour per week in the aggregate.

Article III
Non-Competition and Other Restrictions

3.1           Non-Competition. AutoWeb covenants and agrees that, without the express written consent of the Company, it will not, nor will it cause or knowingly permit any of its Affiliates or Associates to, directly or indirectly engage in, invest in (either directly or indirectly, whether as an agent, stockholder, creditor, advisor, consultant or otherwise), operate or acquire any business in the world that competes with the Company Business. Notwithstanding the foregoing, AutoWeb and any of its Affiliates or Associates may (i) own, directly or indirectly, solely as an investment, securities of any corporation or other entity traded on any national securities exchange if neither AutoWeb nor any of its Affiliates or Associates do not, directly or indirectly, collectively own 5% or more of any class of securities of such corporation or other entity; or (ii) engage in, invest in or acquire any business that competes with the Company Business where such business has an annual revenue that is not greater than twenty percent (20%) of the Company Business.

3.2           Non-Interference.  Without the prior written consent of Company, AutoWeb will not, and will use commercially reasonable efforts to cause each of its Affiliates and Associates to not, directly or indirectly, cause, induce, influence, encourage or solicit any material business relationship or any other customer, vendor or supplier of Company to terminate or modify in any respect any such relationship with Company.

3.3           Non-Solicitation. Without the prior written consent of Company, AutoWeb will not, and will use commercially reasonable efforts to cause each of its Affiliates and Associates to not, directly or indirectly, solicit for employment or hire or engage any employee or independent contractor of Company while such employee or independent contractor is employed or engaged by Company or any of its Affiliates or any employee or independent contractor who was employed or engaged by Company or any of its Affiliates within six (6) months prior to such time, or cause, induce, influence or encourage to terminate, reduce or modify any employee’s or independent contractor’s relationship with Company or any of its Affiliates while so employed or engaged.  Notwithstanding the foregoing, neither AutoWeb nor any of its Affiliates or Associates shall be deemed to have violated the covenants in this Section 3.3 (i) by publishing or running advertisements and general solicitations in or through any print, broadcast, internet, direct mail or other medium to generally solicit qualified job applicants to apply for employment opportunities within AutoWeb or any of its Affiliates or Associates and not specifically directed to any employee or independent contractor of Company or any of its Affiliates, (ii) hiring or engaging any employee or independent contractor of Company or any of its Affiliates who is terminated by Company or its Affiliates, provided that no breach of the foregoing provisions of this Section 3.3 has occurred with respect to such employee or independent contractor.

3.4           Restrictions Reasonable. The Parties acknowledge that the restrictions contained in this Article III are reasonable and necessary to protect the legitimate interests of Company and constitute a material inducement to Company to enter into this Agreement and consummate the transactions contemplated by this Agreement.  In the event that any covenant contained in this Article III should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law.  The covenants contained in this Article III and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

3.5           Termination of Restrictions. The restrictions set forth in this Article III shall terminate two (2) years after the later of (i) the expiration of the Restrictions Period; (ii) such time as neither AHL, AutoWeb nor their respective Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock; and (iii) the date neither AutoWeb nor AHL has a representative sitting on the Company’s board of directors.

Article IV
Confidentiality

4.1           Confidentiality Obligations. Unless otherwise agreed to in writing by Company, AutoWeb agrees (i) to keep all Confidential Information confidential and not to disclose or reveal any Confidential Information (or the fact that Confidential Information has been made available to AutoWeb or its Representatives) to any Person other than the AutoWeb’s Representatives who are performing services for AutoWeb directly or indirectly related to its business relationship and activities with Company and who have the need to know the Confidential Information for such purpose and who are subject to confidentiality obligations consistent with the obligations set forth in this Article IV; and (ii) not to use Confidential Information for any purpose other than in connection with AutoWeb’s business relationship and activities with the Company and more specifically not to use Confidential Information to compete with Company.  AutoWeb acknowledges that it is aware, and that it has advised or will advise any Person to whom or which AutoWeb divulges, furnishes or otherwise discloses any of Confidential Information that, in general, the United States securities laws prohibit any person or entity who or which possesses material, non-public information regarding a publicly-held company such as Company from purchasing or selling securities of such company or from communicating the information to any person or entity. AutoWeb will be responsible for any breach of the terms of this Article IV by any AutoWeb Representative.

4.2           Limitation on Confidentiality Obligations. The confidentiality obligations set forth in Section 4.1 shall not apply to any Confidential Information that (i) is or becomes generally available to the public other than as a result of a disclosure by AutoWeb or any of its Representatives; (ii) was available to AutoWeb on a nonconfidential basis prior to its disclosure to AutoWeb by Company; (iii) becomes available to AutoWeb on a nonconfidential basis from a Person other than Company or its Representatives who is not known by AutoWeb to be otherwise bound by a confidentiality agreement with, or other obligation of confidentiality or duty to, Company or any of its Representatives; or (iv) is independently developed by AutoWeb without use of the Confidential Information.

4.3           Disclosure Required by Law. In the event AutoWeb is required by applicable Law or legal process (other than as a result of an affirmative action taken by AutoWeb or any of its Affiliates, Associates or Representatives that triggers the disclosure obligation) to disclose any Confidential Information, AutoWeb will provide Company with prompt notice of such requirement (to the extent permitted by such applicable Law or legal process) in order to enable Company to seek an appropriate protective order or other remedy, to consult with AutoWeb with respect to Company taking steps to resist or narrow the scope of such required disclosure, or to waive compliance, in whole or in part, with the terms of this Article IV.  In any event, AutoWeb will use AutoWeb’s best efforts to ensure that all Confidential Information that is so disclosed will be accorded confidential treatment.

4.4           Termination of Restrictions. The restrictions set forth in this Article IV shall terminate two (2) years after the later of (i) the expiration of the Restrictions Period; (ii) such time as neither AHL, AutoWeb nor their respective Affiliates and Associates, individually and as a group, Beneficially Own less than 4.9% of the Company’s outstanding Common Stock; (iii) the date upon which AutoWeb and Company cease to have a business relationship and (iv) the date neither AutoWeb nor AHL has a representative sitting on the Company’s board of directors.

Article V
General Provisions

           5.1           Entire Agreement.  This Agreement (including any Schedules and Exhibits attached hereto, each of which is incorporated herein by reference) constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

           5.2           Amendments and Waivers.  This Agreement may be amended, modified, superseded, or cancelled, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any right hereunder, nor any single or partial exercise of any rights hereunder, preclude any other or further exercise thereof or the exercise of any other right hereunder.

5.3           Assignment.  Neither party may assign or otherwise transfer or delegate this Agreement or any of a party’s rights, duties or obligations under this Agreement to another person or entity without the prior written consent of the other party.  Notwithstanding the foregoing, this Agreement may be assigned or transferred by a party to any person or entity that succeeds the party by operation of law or that controls, is controlled by or is under common control of the party without the consent of the other party.  Nothing herein will prohibit or restrict a Change in Control of either party or any party controlling, controlled by or under common control with such party or require the consent of the other party to any assignment or transfer of this Agreement in connection with any Change in Control. This Agreement will be binding on and inure to the benefit of each party hereto and to each party's respective permitted successors and assigns.

5.4           Notices.  Any notice required or permitted under this Agreement will be considered to be effective in the case of (i) certified U.S. mail, when sent postage prepaid and addressed to the party for whom it is intended at its address of record, three (3) days after deposit in the U.S. mail; (ii) by courier or messenger service, upon receipt by recipient as indicated on the courier's receipt; or (iii) upon receipt of an Electronic Transmission by the party that is the intended recipient of the Electronic Transmission. The record addresses, facsimile numbers of record, and electronic mail addresses of record for the parties are set forth on the signature page to this Agreement and may be changed from time to time by notice from the changing party to the other party pursuant to the provisions of this Section 5.4.

           5.5           Choice of Law.  This Agreement, its construction and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement will be governed by, enforced under and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such state.

           5.6           Dispute Resolution.

(a)           The parties consent to and agree that any dispute or claim arising hereunder shall be submitted to binding arbitration in New Castle County, Delaware, and conducted in accordance with the Judicial Arbitration and Mediation Service (“JAMS”) rules of practice then in effect or such other procedures as the parties may agree in writing, and the parties expressly waive any right they may otherwise have to cause any such action or preceding to be brought or tried elsewhere. The parties hereunder further agree that (i) any request for arbitration shall be made in writing and must be made within a reasonable time after the claim, dispute or other matter in question has arisen; provided however, that in no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based on such claim, dispute, or other matter would be barred by the applicable statue(s) of limitations; (ii) the appointed arbitrator must be a former or retired judge or an attorney at law with at least ten (10) years experience in corporate law  matters; (iii) costs and fees of the arbitrator shall be borne by  both parties equally, unless the arbitrator or arbitrators determine otherwise; (iv) depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings; and (v) the award or decision of the arbitrator, which may include equitable relief, shall be final and judgment may be entered on such award in accordance with applicable law in any court having jurisdiction over the matter.

(b)           TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)           The parties acknowledge and agree that money damages may not be a sufficient remedy for a breach of certain provisions of the Agreement, and accordingly, a non-breaching party may be entitled to specific performance and injunctive relief as remedies for such violation. Accordingly, notwithstanding the other provisions of this Section 5.6, the parties agree that a non-breaching party may seek relief in the federal and state courts of the State of Delaware located in New Castle County for the purposes of seeking equitable relief hereunder, and that such remedies shall not be deemed to be exclusive remedies for a violation of the terms of the Agreement but shall be in addition to all other remedies available to the non-breaching party at law or in equity.

(d)           In any action, arbitration, or other proceeding by which one party either seeks to enforce its rights under the Agreement, or seeks a declaration of any rights or obligations under the Agreement, the prevailing party will be entitled to reasonable attorneys' fees, and subject to Section 5.6(a), reasonable costs and expenses incurred to resolve such dispute and to enforce any final judgment.

(e)             No remedy conferred on either party by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The election of one or more remedies by a party will not constitute a waiver of the right to pursue other available remedies.

5.7           Severability.  Each term, covenant, condition, or provision of this Agreement will be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision will be deemed to be invalid or unenforceable, the arbitrator or court finding such invalidity or unenforceability will modify or reform this Agreement to give as much effect as possible to the terms and provisions of this Agreement.  Any term or provision which cannot be so modified or reformed will be deleted and the remaining terms and provisions will continue in full force and effect.

           5.8           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting Party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

5.9           Further Assurances.  Each party agrees to execute and deliver any and all further documents, and to perform such other acts, as may be reasonably necessary or expedient to carry out and make effective this Agreement.

5.10           Interpretation.  Every provision of this Agreement is the result of full negotiations between the Parties, both of whom have either been represented by counsel throughout or otherwise been given an opportunity to seek the aid of counsel.  Each Party hereto further agrees and acknowledges that it is sophisticated in legal affairs and has reviewed this Agreement in detail.  Accordingly, no provision of this Agreement shall be construed in favor of or against any Party hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof. Captions and headings of sections contained in this Agreement are for convenience only and shall not control the meaning, effect, or construction of this Agreement. Time periods used in this Agreement shall mean calendar periods (i.e., days, months, and years) in the State of California, USA unless otherwise expressly indicated. All references to fees, expenses, costs and payments thereof are U.S. Dollars. The English language shall apply to any interpretation of this Agreement.

5.11           Counterparts; Facsimile or PDF Signature.  This Agreement may be executed in counterparts, each of which will be deemed an original hereof and all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile or PDF signature by either party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company Autobytel Inc.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller
Executive Vice President, Chief Legal and Administrative Officer and Secretary
Notice Information

Autobytel Inc.
18872 MacArthur Blvd., Suite 200
Irvine, California 92612-1400
Attention:    Glenn E. Fuller
Executive Vice President, Chief Legal and
Administrative Officer and Secretary
Facsimile: (949) 862-1323
Email: glennf@autobytel.com

AutoWeb AutoWeb, Inc., a Delaware corporation
By:	/s/ Matias de Tezanos
Matías de Tezanos,
Chief Executive Officer

Notice Information

AutoWeb, Inc.
3250 NE 1st Avenue, Suite 915
Miami, FL 33137
Attention: José Vargas, President
Facsimile:
Email: jose@autoweb.com

with a copy to (which shall not constitute notice):  doug@tangolaw.com (Attn:  Douglas Choi, Esq.)